EXHIBIT 11











                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm and to the use of our report dated August 8, 2002 in the Post Effective Amendment Number 9 of The WWW Funds.

Berge & Company LTD

/S/ BERGE & COMPANY LTD
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Cincinnati, Ohio
September 26, 2002




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